SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No ___ )

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ABLEAUCTIONS.COM INC.

Name of the Registrant as Specified in its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.

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Title of each class of securities to which transaction applies:

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(2)

Aggregate number of securities to which transaction applies:

Not Applicable

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  Not Applicable

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Total fee paid:

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Fee paid previously with preliminary materials

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Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

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ABLEAUCTIONS.COM, INC.

1963 Lougheed Highway

Coquitlam, British Columbia V3K 3T8

May 28, 2003

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Ableauctions.com, Inc. (the “Company”) to be held at 10:00 a.m. (PST) on Tuesday, July 15, 2003, at 1000 - 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1S8.

In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities of the Company and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

We sincerely hope that you will be able to attend our Annual Meeting.  However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy to ensure that your shares are represented.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Ableauctions.com, Inc.

Very truly yours,

/s/ Abdul Ladha

ABDUL LADHA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

ABLEAUCTIONS.COM, INC.

_____________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 15, 2003

______________________________________________________

To our Stockholders:

The Annual Meeting of Stockholders of Ableauctions.com, Inc. will be held at 10:00 a.m. (PST) on Tuesday, July 15, 2003 at 1000 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1S8, for the following purposes:

1.

To elect four directors, each to a one year term;

2.

To ratify the selection of Cinnamon Jang Willoughby, Chartered Accountants, as the independent auditor for Ableauctions.com, Inc.;

3.

To authorize the Board of Directors, in its discretion, whether for the purpose of maintaining  the Company’s current AMEX listing or to facilitate a merger or acquisition, to amend the Company’s Articles of Incorporation to effect a share combination of the Company’s issued and outstanding shares of common stock at any time prior to the next annual meeting of stockholders, as more fully described in the Proxy Statement accompanying this Notice;

4.

To approve an increase in the number of shares of common stock included in the Ableauctions.com, Inc. 1999 Stock Option Plan from 3,000,000 shares to 8,000,000 shares;

5.

To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on May 19, 2003 are entitled to notice of, and to vote at, the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Abdul Ladha

Abdul Ladha

President and CEO

May 28, 2003

IMPORTANT

Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.  Promptly signing, dating, and returning the proxy will save the Company the additional expense of further solicitation.

ABLEAUCTIONS.COM, INC.

1963 Lougheed Highway

Coquitlam, British Columbia, Canada

V3K 3T8

_______________________________________________________

PROXY STATEMENT

_______________________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ableauctions.com, Inc. (“Ableauctions.com” or the “Company”) to be voted at the 2003 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (PST) on Tuesday, July 15, 2003.  Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date, or by voting in person at the meeting.  These proxy materials are being mailed to stockholders on or about June 13, 2003.  All monetary information included in this Proxy Statement is stated in U.S. dollars.

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 is being mailed concurrently herewith to all stockholders of record at the close of business on May 19, 2003.  The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

VOTING SECURITIES

Only stockholders of record at the close of business on May 19, 2003 are entitled to vote at the Annual Meeting.  The total number of shares of the Company’s common stock (the "Common Stock") that were issued, outstanding and entitled to be voted on the record date was 30,726,449 shares.  Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting.  The holders of one third of the outstanding shares (i.e., 10,242,149shares) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting.  In accordance with applicable law, the election of directors shall be by a plurality of the votes cast, while the approval of all other proposals shall be by a majority of the votes cast.  Shares which abstain from voting as to these matters, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters (“broker non-votes”), will not be counted as votes in favor of such matters.  For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and broker non-votes will be included in the number of shares present and entitled to vote.

SOLICITATION

The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company.  Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names.  We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners.  In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company will only deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  The Company will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Ableauctions.com, Inc.

Attn: Corporate Secretary

1963 Lougheed Highway,

Coquitlam, British Columbia, Canada, V3K 3T8

Telephone No.:  (604) 521-3369

Stockholders may also address future requests for separate delivery of information statements and/or annual reports by contacting the Company at the address listed above.

PROPOSAL 1:

ELECTION OF DIRECTORS

Four directors are to be elected to our Board of Directors at the Annual Meeting.  Each director will hold office for a term of one-year or until his successor is elected and qualified.  The Board of Directors has nominated Abdul Ladha, Barrett Sleeman, Dr. David Vogt, and Michael Boyling to serve as directors.  All of the nominees currently serve on the Company’s Board of Directors.

Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

Nominees for Election

Abdul Ladha, Age 41

Abdul Ladha has been a director, President, and Chief Executive Officer of the Company since August 24, 1999.  In addition, Mr. Ladha is President of all of the Company’s wholly owned subsidiaries.  Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia.  In 1985, he founded Dexton Enterprises Inc., a subsidiary of Dexton Technologies Corporation, which was a company engaged in the businesses of developing and providing web-based business solutions to small and mid-size retail and business-to-business customers, and the marketing and sale of personal computer hardware and network systems to corporate and retail customers, including computer training and after-sales upgrade and support services.  Mr. Ladha was President, Chief Executive Officer, and a director of Dexton Technologies from December 1994 to July 2001.  In 1997, Dexton Technologies acquired Able Auctions (1991) Ltd., which it sold to the Company on August 24, 1999.

Mr. Ladha is the Executive Director of CITA – The Canadian Institute for Technological Advancement, a non-profit organization dedicated to developing Canada’s technological entrepreneurs, which is sponsored by the University of British Columbia, Simon Fraser University, the World Trade Centre, Ernst & Young, and some 60 corporations and institutions.

Barrett E.G. Sleeman, P.Eng., Age 62

Barrett Sleeman, a director of the Company since August 24, 1999, is a professional engineer. He has also been a director of Crystal Graphite Corporation, a graphite property development company, since February 1999. From April 1997 to September 2001, he was a director of Dexton Technologies Corporation, a technology company.  From May 1988 to May 2000, he was a director and the President of Omicron Technologies Inc., whose focus is the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts.  Mr. Sleeman also served as a director of Java Group Inc., an oil and gas company, from November 1997 to March 2000.  Mr. Sleeman was also President (October 1996 to October 1997) and a director (August 1996 to October 1997) of White Hawk Ventures Inc., and President (August 1995 to April 1997) and a director (March 1995 to January 1998) of International Bravo Resources Inc., both mining exploration companies.

Dr. David Vogt, Age 46

Dr. David Vogt, a director of the Company since April 17, 2000, is a scientist and knowledge engineer.  An astronomer by training, he was Director of Observatories at the University of British Columbia in Canada from 1980 to 1992 before becoming Director of Science at Science World, Western Canada’s largest public science center.  With the development in 1993 of a “virtual science center” to support educational outreach, Dr. Vogt shifted his focus to explore the creation of knowledge using new media technologies.  Dr. Vogt is a founding executive of Brainium.com, an innovative online educational publishing company.  Brainium.com pioneers new media learning products for the kindergarten to Grade 12 market.  The award winning “Science Brainium”, located at www.brainium.com, is an online intermediate science resource currently reaching 7,000 schools internationally.  Dr. Vogt has been Vice President, Business Development of Brainium Technologies Inc. since 1996.

Dr. Vogt combined undergraduate degrees in Physics and Astronomy (University of British Columbia, 1977) and English Literature (University of British Columbia, 1978) into an interdisciplinary Ph.D. (Simon Fraser University, 1990) in information science and archaeoastronomy. Dr. Vogt was also founding director of the British Columbia Shad Valley Program, Chairman of the CBC’s Advisory Committee on Science and Technology, and a founding member of the SchoolNet National Advisory Board.

Dr. Vogt’s professional associations include membership on the Software and Information Industry Association (SIIA) Content Board and sub-committee on Distance Learning, a technology planning committee for Ronald McDonald Houses International, the Education Committee for the Vancouver Foundation, the British Columbia government’s Information Technology Advisory Board, and the Board for Science World.

Michael Boyling, Age 46

Mr. Boyling, a director of the Company since January 9, 2002, is the President of Boyling, Feltham, Rogers & Associates Inc. (BFR), which is an insurance and financial services company based in Vancouver, British Columbia with offices in Edmonton and Calgary, Alberta, and Winnipeg, Manitoba.  BFR’s business focuses on providing insurance and financial services to high net worth individuals and medium sized companies.  Through his three-year tenure as director and President, BFR has grown from annual revenue of CDN$500,000 to annual revenue in excess of CDN$5,000,000.

Mr. Boyling served with the Canadian Military (Army) from the age of 17 to the age of 38.  Since his retirement from military service, he has been self-employed in the financial industry.

Mr. Boyling also owns West Coast Global Equity/Ventures Inc., an international consulting company whose main focus is international financing and investing.  He has worked as a consultant and broker with a foreign government and international construction companies arranging equity and debt financing.

Mr. Boyling draws on his experience from his time spent in the insurance and financial services industry with two international insurance companies, where he occupied positions of Regional and International Sales Manager.

The Board of Directors recommends a vote FOR each of the nominees as a director.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Board of Directors requests that stockholders ratify its selection of Cinnamon Jang Willoughby, Chartered Accountants, as the Company’s independent auditor for the 2003 fiscal year.  If the stockholders do not ratify the selection of Cinnamon Jang Willoughby, the Audit Committee of the Board of Directors will select another firm of chartered accountants.  Representatives of Cinnamon Jang Willoughby will be present at the meeting, and will be provided an opportunity to make a statement and to respond to appropriate questions.  During the 2002 fiscal year, Morgan & Company, Chartered Accountants, acted as our independent auditor.  No representative of Morgan & Company, Chartered Accounts, will be present at the meeting.

The Board of Directors recommends a vote FOR the selection of Cinnamon Jang Willoughby, Chartered Accounts, as the Company’s independent auditor for the 2003 fiscal year.

Our Appointment of Cinnamon Jang Willoughby, Chartered Accountants as Auditor

On May 18, 2003, Morgan & Company, Chartered Accountants (the “Former Auditor”) were asked to resign as our independent auditor.  None of the Former Auditor’s reports for the year ended December 31, 2002 or thereafter contained an adverse opinion or disclaimer of opinion, however the report was modified as to the Company’s ability to continue as a going concern.  We engaged Cinnamon Jang Willoughby, Chartered Accountants as our independent auditor on May 18, 2003.  Our decision to change our auditor was approved by our Board of Directors.

During our fiscal year ended December 31, 2002 and through May 18, 2003, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Auditor would have caused it to make reference thereto in its report on the financial statements for such year.

On February 12, 2002, Shikaze Ralston Tam Kurozumi, Chartered Accountants (“SRTK”) resigned as our independent auditor.  None of SRTK’s reports for the year ended December 31, 2000 or thereafter contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle.  We engaged Morgan & Company, Chartered Accountants as our independent auditor on February 12, 2002.

During our fiscal year ended December 31, 2001 and through February 12, 2002, there were no disagreements with SRTK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of SRTK would have caused it to make reference thereto in its report on the financial statements for such year.  Our decision to change auditor was approved by our Board of Directors.

Audit Fees

The following table sets forth fees billed to the Company by Morgan & Company and SRTK during the fiscal years ended December 31, 2002 and December 31, 2001 for: (i) services rendered for the audit of the Company’s annual financial statements and the review of its quarterly financial statements, (ii) services that were reasonably related to the performance of the audit or review of the Company’s financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.  There were no fees paid for services rendered that were not audit or review or attest services.

		December 31, 2002	December 31, 2001

(i)	Audit Fees	$ 35,307	$ 36,017
(ii)	Audit Related Fees	$ 11,768	$ 12,005
(iii)	Tax Fees	$ 0	$ 0
(iv)	All Other Fees	$ 0	$ 0

BOARD COMMITTEES

Audit Committee

On April 19, 2002, our Board of Directors established an Audit Committee.  The Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors.  The Audit Committee consists of directors who are not employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with their exercise of independent judgment as Audit Committee members.  Mr. Barrett Sleeman, Dr. David Vogt and Mr. Michael Boyling are members of the Audit Committee and meet the criteria of independence as set forth in Section 121(A) of the listing standards of the American Stock Exchange, as they are currently drafted.

The Audit Committee is responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance of our auditors’ systems and controls established to comply with financial regulatory requirements and our annual financial statements before they are reviewed and approved by our Board of Directors.  Such reviews are carried out with the assistance of our auditors and our senior financial management.  As of January 1, 2001 the Audit Committee adopted, and the Board of Directors approved, an Audit Committee Charter, consistent with SEC policy, outlining its policy and procedures for the exercise of its oversight responsibilities.  The Audit Committee Charter is attached to this Proxy Statement as Appendix A.  The Audit Committee held four meetings during the last fiscal year.

Report of Audit Committee

March 20, 2003

To the Board of Directors of Ableauctions.com, Inc.:

In accordance with its written charter adopted by the Board of Directors on January 1, 2001, the Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

We reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

We discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We received and reviewed the written disclosures and letter from the independent auditors required by Independence Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

Barrett Sleeman

Dr. David Vogt

Michael Boyling

PROPOSAL 3:

APPROVAL OF SHARE COMBINATION

The Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Articles of Incorporation to effect a combination of its issued and outstanding common stock (the “Share Combination”) at any time prior to the next annual meeting of stockholders.  In its discretion, the Board of Directors would be empowered to combine the common stock in any ratio up to and including eight shares for one share.

The Company believes that the current market price of its common stock does not reflect the Company’s value and has a negative effect on the marketability of the existing shares, the percentage of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital or acquire businesses by issuing additional shares of its common stock.  The Company believes that the decrease in the number of shares outstanding will make it more attractive to possible merger or acquisition candidates and may enhance its ability to raise capital through the financial markets.

Additionally, management believes that the Company may be required to effect the Share Combination in order to maintain its listing on the American Stock Exchange.  If the Company loses its listing, it may become more difficult for stockholders to sell their common stock.

The Board of Directors has adopted a resolution declaring the advisability of the Share Combination, subject to stockholder approval, amending the Company’s Articles of Incorporation to effect the Share Combination (the “Amendment”), subject to stockholder approval, and authorizing any other action it deems necessary to effect the Share Combination at any time prior to the next annual meeting of stockholders.  A copy of the Amendment is attached to this Proxy Statement as Appendix B.

If approved by the stockholders of the Company, the Share Combination would become effective on any date selected by the Board of Directors on or prior to the Company’s next annual meeting of stockholders.  The effective date of the Share Combination would be the date on which the Amendment is filed with the Florida Secretary of State.  However, the Board of Directors reserves the right, even after stockholder approval, to forego or postpone filing the Amendment if such action is determined not to be in the best interests of the Company and its stockholders.  If the Share Combination is not subsequently implemented by the Board of Directors and effected by the next annual meeting of stockholders, the proposed amendment will be deemed abandoned, without any further effect.  In such case, the Board of Directors will again seek stockholder approval at a future date for a share combination or reverse stock split if it deems it to be advisable at that time.

While management anticipates that the Share Combination will facilitate the Company’s access to capital, its ability to make acquisitions and its ability to maintain its listing on the American Stock Exchange, there can be no assurance that following the proposed Share Combination the Company will be able to complete any of these undertakings.  There can be no assurance that the market price of the common stock immediately after the proposed Share Combination will be maintained for any period of time, or that the market price of the common stock after the proposed Share Combination will exceed the current market price.

If the Share Combination is approved and the Board of Directors elects to effect the Share Combination, then each outstanding share of common stock as of the record date of the Share Combination will immediately and automatically be changed, as of the effective date of the Amendment, into a number which reflects the ratio chosen by the Board of Directors.  For example, if the Board of Directors approves a Share Combination of eight shares for one share, than each share of outstanding common stock will automatically be changed, as of the effective date of the Amendment, into one-eighth of a share of common stock.  In addition, proportional adjustments will be made to the maximum number of shares issuable under the Company’s equity plans, as well as the number of shares issuable upon exercise and the exercise price of the Company’s outstanding options.  No fractional shares of common stock will be issued in connection with the Share Combination.  Holders of common stock who would receive a fractional share of common stock due to the Share Combination will receive cash in lieu of the fractional share.

If the Share Combination is approved by the stockholders and effected by the Board of Directors, the Board of Directors will fix a record date for determination of shares subject to the Share Combination.  As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for the Share Combination.

Because the Share Combination will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed Share Combination will not alter the relative rights and preferences of existing stockholders.

Based on the foregoing discussion, the Board of Directors requests that stockholders approve the following resolutions in connection with the proposed Share Combination:

RESOLVED, that the stockholders of the Company hereby authorize the Board of Directors, at any time prior to the next annual meeting of stockholders, to amend the Company’s Articles of Incorporation to affect a combination of the Company’s issued and outstanding common stock using the ratio x:1, with x equaling any whole number, up to and including eight; chosen by the Board of Directors in its discretion (the “Share Combination”); and it is further

RESOLVED, that, upon approval by the Board of Directors of a Share Combination the Articles of Incorporation of the Company be amended as set forth in substantially the form of the Articles of Amendment attached hereto as Appendix B (“Amendment”) to give effect to the Share Combination; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name and on behalf of the Company, to execute and deliver the Amendment and to give effect to the Share Combination; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name of and on behalf of the Company, to procure any authorizations or approvals or to do or cause to be done all such acts or things and to sign and deliver or cause to be signed and delivered, all such documents, including but not limited to, stock certificates, federal and state securities forms, filings, applications or other documents, with such amendments, additions and other modifications thereto, as such officer may deem appropriate, which shall be deemed conclusively evidenced by the execution and delivery thereof, and to carry out and fully perform the terms and provisions of such documents in order to carry into effect the foregoing resolutions and to fully effect the transactions contemplated in such resolutions.

The Board of Directors recommends a vote FOR the Share Combination.

PROPOSAL 4:

INCREASE THE NUMBER OF SHARES INCLUDED IN THE

ABLEAUCTIONS.COM, INC. 1999 STOCK OPTION PLAN

The following discussion is qualified in its entirety by the terms and provisions of the Ableauctions.com, Inc. 1999 Stock Option Plan.

On August 14, 1999 our Board of Directors adopted and a majority of our stockholders approved the Ableauctions.com, Inc. 1999 Stock Option Plan (the “1999 Plan”).  The purpose of the 1999 Plan is to attract and retain employees (including officers) and consultants and, by providing equity participation, incentivize these individuals to achieve objectives that are in the best interests of the stockholders and the Company.  We achieve these purposes by granting to employees and consultants options to purchase the Company’s common stock.  The options may be incentive options, which can only be granted to employees, or non-qualified options, which can be granted to any individual who provides services to us that are not in relation to a capital raising transaction.

The 1999 Plan may be administered by the Company’s Board of Directors or by a committee made up of two or more non-employee directors.  Currently the 1999 Plan is administered by the Board of Directors.  In administering the 1999 Plan, the Compensation Committee may construe and interpret the 1999 Plan, define terms, prescribe, amend and rescind rules related to the 1999 Plan, determine who receives options, whether the options will be incentive options or non-qualifed options, and decide the timing of the grant, the number of shares included in the grant, the exercise price (although incentive options must be granted at fair market value for holders of less than 10% of the Company’s securities), the duration of the option and any vesting conditions.

We initially reserved 3,000,000 shares of our common stock for grants made under the 1999 Plan.  Awards of 40,000 shares are currently outstanding (all other awards have lapsed or terminated) and there are currently 2,960,000 shares available for awards.  An option to purchase 40,000 shares at an exercise price of $0.15 was made to Nailin Esmail, our current Chief Financial Officer, on September 16, 2002.  These options expire on September 16, 2005.  As of the date of this Proxy Statement, the Board of Directors has not designated any other person to receive an award.

When options are granted, the receipient enters into a written agreement.  Unless the agreement states otherwise, options begin to vest three months after the date of grant and continue vesting, at the rate of 12.5%, every three months thereafter.  If the option granted vests according to this schedule, it is fully vested 24 months after the date of grant.

If a recipient’s employment is terminated “for cause”, the option will terminate on the date of the recipient’s termination.  If a recipient’s employment is terminated for any reason other than “cause”, death or disability, the option will terminate three months after the recipient’s employment is terminated.  If a recipient’s employment is terminated due to his death or disability, the option will terminate one year following that event.  Irrespective of the manner in which a recipient’s employment is terminated, any unvested options terminate immediately upon termination of employment.

Options may not be transferred except by Will or the laws of descent and distribution.  Non-qualified options may be transferred pursuant to a qualified domestic relations order.

Options may be exercised by the payment of cash, or with shares of the Company’s common stock.  “Cashless” option exercises are also permissible under the 1999 Plan.

A recipient will recognize no income upon grant of an incentive option and incur no tax on its exercise (unless the recipient is subject to the alternative minimum tax).  If the recipient holds the stock acquired upon exercise of an incentive option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the recipient generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares.  This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the recipient disposes of ISO Shares prior to the expiration of either required holding period described above, the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income.  Any additional gain will be long-term capital gain, depending upon the amount of time the ISO Shares were held by the recipient.

A recipient will not recognize any taxable income at the time a non-qualified option is granted.  However, upon exercise of a non-qualified option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient’s exercise price.  The included amount will be treated as ordinary income by the recipient and may be subject to withholding.  Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

There is no tax consequence to the Company as a result of either the grant or the vesting of non-qualified stock options.  There is also no tax consequence to the Company as a result of either the grant or the vesting of incentive stock options.  However, if an employee fails to meet the rules governing incentive stock options (for example, by selling the stock sooner than the rules allow), the Company would be allowed a tax deduction to the extent that the employee had ordinary taxable income from the disqualified incentive stock option.  The Company is required to withhold FICA, Medicare and federal income taxes from both employees and former employees upon disqualified dispositions of incentive stock options.  The Company is also subject to FICA, Medicare and FUTA on the amounts that are deemed to be wages.

Incentive options may not have a term exceeding 10 years.  In the case of an incentive option that is granted to an individual owning 10% or more of the common stock, the term may not exceed 5 years.

As of May 27, 2003, the fair market value of the common stock underlying the remaining options that may be granted through the 1999 Plan was $0.21 per share or $621,600.

We are asking your approval to add an additional 5,000,000 shares of common stock to the 1999 Plan.  We believe that stock options continue to be an excellent tool for recruiting and incentivizing employees.  We have also been able to conserve cash that would be used for the payment of services to consultants by including options as a component of such compensation.  We believe that an inability to include options as an element of compensation will put us at a disadvantage when we recruit employees and will make it harder for us to keep employees that are valuable to us.  We also believe that an inability to use options as an element of compensation for consultants will work to our disadvantage, as there may be times when we require the services of a consultant but do not have sufficient cash to pay for the services.  Based on the foregoing discussion, the Board of Directors requests that stockholders approve the following resolution in connection with the 1999 Plan:

RESOLVED, that the Board of Directors be, and it hereby is, authorized to set aside and reserve, for purposes of the Ableauctions.com, Inc. 1999 Stock Option Plan, an additional 5,000,000 shares of the Company’s common stock, beyond the 3,000,000 shares of common stock currently set aside, such amount to be adjusted from time-to-time as may be necessary in order to satisfy the capital adjustment provisions of the Plan.

The Board of Directors recommends a vote “FOR” the increase in the number of shares of common stock included in the Ableauctions.com, Inc. 1999 Stock Option Plan.

Board and Committee Meetings

During 2002, the Board of Directors held approximately 22 telephone meetings.  During 2002, the Board of Directors passed approximately 30 resolutions by written consent in lieu of holding meetings.

Compensation of the Board of Directors

The Company’s directors did not receive any cash compensation for their services during the last fiscal year.  However, directors received options to purchase our common stock and Dr. Vogt and Messrs. Sleeman and Boyling each received 7,200 shares of our common stock.  The options were granted at an exercise price of $0.15 per share.  In his capacity as an officer, Mr. Ladha received an option to purchase 500,000 shares (see the section titled, “Executive Compensation) while Dr. Vogt and Messrs. Sleeman and Boyling each received an option to purchase 200,000 shares for their services as directors.

Each director is eligible to participate in the 1999 Plan and in the Ableauctions.com, Inc. 2002 Stock Option Plan for Directors (the “Directors’ Plan”).  Grants of options from both the 1999 Plan and the Directors’ Plan are discretionary and are subject to the approval of the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of May 19, 2003, regarding the beneficial ownership of the Company’s common stock by any person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, by directors and certain executive officers, and by all directors and executive officers of the Company as a group.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)

The Ladha (1999) Family Trust(2)	5,781,875	18,80%
Vallis Building, P.O. Box H.M. 247
Hamilton, HM AX, Bermuda

Schroder Nominees Limited	2,056,885	6.69%
31 Grasham Street
London, EC2V 7QA United Kingdom

Kurtis D. Hughes TTEE	2,000,000	6.15%
PO BOX 17136
Salt Lake City, Utah 84117

Scott Bailey	2,000,000	6.51%
PO Box 33.6
Rancho, Sante Fe, California 92067

Abdul Ladha, Director and Executive Officer	500,000(3)	1.63%
7797 Jensen Place
Burnaby, BC, Canada V5A 2A7

Barrett Sleeman, Director	200,000(3)	0.65%
P.O. Box 18111
2225 West 41st Avenue
Vancouver, BC, Canada V6M 4L3

Dr. David Vogt, Director	200,000(4)	0.65%
3771 West 15th Avenue
Vancouver, BC, Canada V6R 2Z7

Michael Boyling	200,000(5)	0.65%
95 – 5900 Ferry Road
Ladner, BC, Canada V4K 5C3

Nailin Esmail	40,000(6)	-
3065 Bainbridge Ave
Burnaby, BC, Canada V5A 2S9

All current directors and executive officers as a group	1,140,000(3)	3.71%
(5 persons)

_____________________________________

*

Represents less than 1%.

(1)

Based on an aggregate of 30,726,449 shares outstanding as of May 19, 2003.  Where a named person holds options or warrants to purchase shares of common stock of the Company, the number of shares that may be issued under those options or warrants are added to the figure 30,726,449 to calculate the percentage held by that person.

(2)

Abdul Ladha, President of the Company, is a beneficiary of the Ladha (1999) Family Trust.  Hamilton Trust Company Limited is the trustee of the Ladha (1999) Family Trust, and disclaims beneficial ownership of the 5,781,875 shares held by the Ladha (1999) Family Trust.

(3)

Consists of an option to purchase 500,000 shares of common stock granted pursuant to the Directors’ Plan.  The option is exercisable at $0.15 per share.

(4)

Consists of an option to purchase 200,000 shares of common stock granted pursuant to the Directors’ Plan.  The option is exercisable at $0.15 per share.

(5)

Consists of an option to purchase 200,000 shares of common stock granted pursuant to the Directors’ Plan.  The option is exercisable at $0.15 per share.

(6)

Consists of an option to purchase 40,000 shares of common stock granted pursuant to the 1999 Plan.  The option is exercisable at $0.15 per share.

To our knowledge, none of our directors, officers or affiliates, or any holder of 5% or more of the Company’s common stock, or any associate of our directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.

Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the applicable reporting requirements, the Company believes that, with respect to its fiscal year ended December 31, 2002, all of the Company’s directors and officers and all of the persons known to the Company to own more than ten percent (10%) of the Company’s common stock, either failed to file on a timely basis, or have yet to file the required beneficial ownership reports with the Securities and Exchange Commission.

The Company was provided no forms or written representations with respect to Section 16 compliance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows, for the last three fiscal years, compensation paid or accrued to the Company’s Chief Executive Officer and the four most highly paid executive officers serving at fiscal year end whose total compensation exceeded $100,000.  These officers are referred to as the “Named Executive Officers.”

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year Ended (1)	Salary (US$)	Bonus (US$)	Other Annual Compensation (US$)	Securities under Option/SAR Granted (#)	Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)	All Other Compensation(2)

ABDUL LADHA(3)	2002	144,309	Nil	Nil	500,000(8)	Nil	Nil	Nil
President and CEO	2001	Nil	Nil	154,949	Nil	Nil	Nil	Nil
	2000	Nil	Nil	154,949	Nil	Nil	Nil	Nil

JEREMY DODD(4)	2002	87,500	Nil	Nil	100,000	Nil	Nil	Nil
Secretary-Treasurer and	2001	96,843	Nil	Nil	Nil	Nil	Nil	11,622
Chief Operating Officer	2000	100,000	Nil	Nil	Nil	Nil	Nil	Nil

RANDY EHLI(5)	2002	110,004	Nil	Nil	300,000(8)	75,000	Nil	12,000
Director & President of	2001	110,004	Nil	Nil	Nil	Nil	Nil	12,000
Subsidiary	2000	90,000	Nil	Nil	80,000	Nil	Nil	Nil

BRETT JOHNSTON(6)	2002	83,328	Nil	Nil	Nil	50,000	Nil	Nil
Vice-President, California	2001	124,992	Nil	Nil	Nil	Nil	Nil	Nil
Operations and Secretary of	2000	62,500	Nil	Nil	100,000	Nil	Nil	Nil
Subsidiary

JULIAN ELLISION(7)	2002	102,398	Nil	Nil	Nil	Nil	Nil	Nil
CEO and Director of Auction
House Services, iCollector
Subsidiary

_________________________________________

(1)

Year ended December 31.

(2)

Car allowance.

(3)

President and CEO from August 24, 1999 to present.

(4)

Secretary-Treasurer and Chief Operation Officer from August 24, 1999 to August 2002.

(5)

Director, Vice-President of subsidiary from March 12, 2001 to January 1, 2003 and Vice-President, Northwest Auctions of subsidiary from May 16, 2000 to January 1, 2003.

(6)

Vice-President, California Operations of subsidiary from March 29, 2001 to present and Secretary of subsidiary from July 26, 2000 to July 2002.

(7)

CEO and Director of Auction House Services, iCollector.  Resigned November 29, 2002.

(8)

These options were granted to Mr. Ladha and Mr. Ehli from the Ableauctions.com, Inc. 2002 Stock Option Plan for Directors for services they rendered as directors.

Our Board of Directors has approved the following equity compensation plans:

Ableauctions.com, Inc. 2002 Stock Option Plan for Directors.

In 2002, the Board of Directors adopted the Ableauctions.com, Inc. 2002 Stock Option Plan for Directors (the “Directors Plan”).  The purpose of the Directors Plan is to attract and retain the services of experienced and knowledgeable individuals to serve as the Company’s directors.  The total number of shares of common stock subject to the Directors Plan is 2,653,631.  This number of shares may be increased on the first day of January of each year so that the common stock available for awards will be the maximum amount allowable under Section 711 of the Rules of the American Stock Exchange, as they may be amended from time-to-time.  The Directors Plan is administered by the Board of Directors, or any Committee that may be authorized by the Board of Directors, so long as any such Committee is made up of Non-Employee Directors, as that term is defined in Rule 16(b)-3(b) of the Securities Exchange Act of 1934.  The grant of an option under the Directors Plan is discretionary.  The exercise price of an option must be the fair market value of the common stock on the date of grant.  An option grant may be subject to vesting conditions.  Options may be exercised in cash, or with shares of the common stock of the Company already owned by the person.  The term of an option granted pursuant to the Directors Plan may not be more than 10 years.

Ableauctions.com, Inc. 2002 Consultant Stock Plan.

In 2002 the Board of Directors adopted the Ableauctions.com, Inc. 2002 Consultant Stock Plan (the “Consultants Plan”).  The purpose of the Consultants Plan is to be able to offer consultants and others who provide services to the Company the opportunity to participate in the Company’s growth by paying for such services with equity awards.  The total number of shares of common stock subject to the Consultants Plan is 6,500,000.  The Consultants Plan is administered by the Board of Directors, or any Committee that may be authorized by the Board of Directors.  Persons eligible for awards under the Consultants Plan may receive options to purchase common stock, stock awards or stock restricted by vesting conditions.  The exercise price of an option must be no less than 85% of the fair market value of the common stock on the date of grant.  An option grant may be subject to vesting conditions.  Options may be exercised in cash, or with shares of the common stock of the Company already owned by the person or with a fully recourse promissory note.  The term of an option granted pursuant to the Consultants Plan may not be more than 10 years.  If common stock is granted as compensation for services rendered to the Company, the value of the grant cannot be less than 75% of the fair market value of the common stock on the date of grant.

Ableauctions.com, Inc. 1999 Stock Option Plan.

See discussion beginning on page 8.

Ableauctions.com, Inc. Stock Option Award to Barrett Sleeman.

In 1999 the Company granted to Barrett Sleeman an option to purchase 50,000 shares of the Company’s common stock for a price of $3.20.  The option expires on October 14, 2004 or within three months of ceasing to act as a director or one year from the date of his death or disability.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 2)

Equity Compensation Plan Approved by Security Holders	40,000	$0.15	2,960,000

Equity Compensation Plans Not Approved by Security Holders	5,540,545	$0.357	3,663,086

Option Grants in the Last Fiscal Year

During the fiscal year ended December 31, 2002, the Company granted the following stock options to Named Executive Officers:

Option Grants

(a)	(b)	(c)	(d)	(e)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Sh)(2)	Expiration Date

Abdul Ladha	500,000	51.0%	0.15	2006
Randy Ehli	300,000	31.0%	0.25	2004
Jeremy Dodd	100,000	10.0%	0.15	2003
Nailin Esmail	40,000	4%	0.15	2006
Daniel Li	40,000	4%	0.15	2006
Total	980,000

_____________________________

(1)

Based on options exercisable to acquire a total of 980,00 shares to officers and employees.

(2)

The exercise price per share was equal to or greater than the fair market value of the common stock on the date of grant as determined by the Board of Directors.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

During the last fiscal year, none of the Named Executive Officers exercised options to purchase shares of the Company’s common stock.

Report of the Board of Directors on Executive Compensation

During 2002, the Board of Directors was responsible for establishing compensation policy and administering the compensation programs of the Company’s executive officers.

The amount of compensation paid by the Company to each of its officers and the terms of those persons’ employment is determined solely by the Board of Directors, except as otherwise noted below.  The Company believes that the compensation paid to its officers is fair to the Company.

In the past, Abdul Ladha, our Chief Executive Officer, has negotiated all executive salaries on behalf of the Company, other than his own compensation.  The Board of Directors reviews the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees.  Employee-Directors do not participate in approving or authorizing their own salaries as executive officers.

Our Board of Directors believes that the use of options is at times appropriate for employees, and uses options to reward outstanding service or to attract and retain individuals with exceptional talent and credentials.  The use of stock options is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Compensation of Chief Executive Officer

We paid a salary of $144,309 to Abdul Ladha, our Chief Executive Officer, for the fiscal year ended December 31, 2002.  Compensation for Mr. Ladha was determined by our Board of Directors after considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions, the development of our auction houses, the implementation of our business plan and Internet strategy, and our general financial condition.  We entered into an employment agreement with Mr. Ladha during the fiscal year ended December 31, 2002 whereby we agreed to pay him $154,949 annually.  In 2003, Mr. Ladha has voluntarily agreed to reduce his salary from $154,949 annually to approximately half, or $75,000 annually, in consideration for the Company agreeing to pay him a $75,000 bonus if the Company attains milestones prescribed by the Board of Directors.  Mr. Ladha will also be entitled to receive options to purchase common stock of the Company under the Company’s Stock Option Plan.

Deduction Limit for Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers.  The limitation applies only to compensation, which is not considered to be performance-based compensation.  Compensation, which qualifies as performance-based compensation, will not have to be taken into account for purposes of this limitation.  The non-performance based compensation to be paid to the Company's executive officers for the fiscal year ended on December 31, 2002 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for the fiscal year ended on December 31, 2003 will exceed that limit.  Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Board has not taken any action to limit or restructure the elements of cash compensation payable to the Company's executive officers.  The Board will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

Certain Relationships and Related Transactions

During the year ended December 31, 2002, the following related party transactions occurred:

The Company obtains services from RapidFusion Technologies Incorporated, a company formerly controlled by our President and Chief Executive Officer in his capacity as the President and Chief Executive Officer of Dexton Technologies Corporation, to maintain, develop and support our technology and iCollector operations.  In the fiscal year ended December 31, 2002, the Company paid RapidFusion Technologies Incorporated the sum of $233,445 for services.  RapidFusion Technologies Incorporated is currently indebted to our President and Chief Executive Officer in the amount of $81,000 for a loan granted in 2001 in connection with the transfer of the business.

We lease 8,000 square feet of showroom and office space at 1963 Lougheed Highway, Coquitlam, British Columbia, Canada.  The monthly payments are $3,300.  The landlord is Derango Resources Inc., a private company wholly-owned by Hanifa Ladha, who is the wife of our President, Abdul Ladha.  The rent is below market.  During part of the fiscal year ended December 31, 2002, we occupied a larger portion of the space that we have since sub-leased.  In total, the Company paid $ 78,461 in rent to Derango Resources Inc. during the fiscal year ended December 31, 2002.

As of December 31, 2002, we had a working capital deficit of approximately $62,114.  On October 11, 2002, we assigned a $285,000 receivable to Abdul Ladha, our President and Chief Executive Officer, who in turn, reassigned it and secured a loan against it from the Canadian Imperial Bank of Commerce in order to reduce debt and inject capital into the Company.

We were also able to borrow funds, up to $1 million, from a line of credit made available to us by our President and Chief Executive Officer and secured by the assets of the Company and its subsidiaries.  As of December 31, 2002, the amount we had drawn on the line of credit was $199,679.

On August 12, 2002, we entered into a joint venture with our directors, Abdul Ladha and Michael Boyling, and with our former director, Randy Ehli, to acquire approximately $345,000 of fine crystal and china from a bankruptcy estate.  In forming the joint venture, we, along with Abdul Ladha and Randy Ehli, paid identical capital contributions and we each are entitled to receive 27% of the venture’s net profits.  Michael Boyling contributed less capital and is entitled to receive 19% of the venture’s net profits.  Net profits are defined as gross revenue less costs associated with liquidation (marketing, advertising, commission, auction fees, mall rent) less a 15% overhead fee paid to us for handling the inventory.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year’s Proxy Statement must be directed to the Corporate Secretary at Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8, and must have been received by January 31, 2004.  Any stockholder proposal for next year’s annual meeting submitted after January 31, 2004 will not be considered filed on a timely basis with the Company.  For proposals that are not timely filed, the Company retains discretion to vote proxies it receives.  For proposals that are timely filed, the Company retains discretion to vote proxies it receives, provided that (i) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a Proxy Statement.

OTHER MATTERS

The Company is not aware of any other business to be acted on at the meeting.  If other business requiring a vote of the stockholders comes before the meeting, the holders of the proxies will vote in accordance with their best judgment.

APPENDIX A

AUDIT COMMITTEE CHARTER

January 1, 2001

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Ableauctions.com, Inc., (the “Company”), designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company’s internal controls, (3) the independence and performance of the Company’s Outside Auditors, and (4) conflict of interest transactions.

I.  Roles and Responsibilities

A.  Maintenance of Charter. The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

B.  Financial reporting.  The Committee shall review and make recommendations to the Board regarding the adequacy of the Company’s financial statements and compliance of such statements with financial standards.  In particular, and without limiting such responsibilities, the Committee shall:

With respect to the Annual Financial Statements:

•

Review and discuss the Company’s audited financial statements with management and with the Company’s outside auditors.

•

Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s audited financial statements.

•

Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.

•

Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB.

•

Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

With respect to Quarterly Financial Statements:

•

Review with management and the outside Auditors the Company’s quarterly financial statements prior to the filing of its Form 10-QSB.  The review may be conducted through a designated representative member of the Committee

C.  Internal Controls. The Committee shall evaluate and report to the Board regarding the adequacy of the Company’s financial controls.  In particular, the Committee shall:

•

Ensure that the outside auditors are aware that the Committee is to be informed of all control problems identified.

•

Review with the Company’s counsel legal matters that may have a material impact on the financial statements.

•

Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.

•

Receive periodic updates from management, legal counsel, and Independent Auditors concerning financial compliance

D.  Relationship with Outside Auditors.  The Committee shall:

•

Interview, evaluate, and making recommendations to the Board with respect to the retention of, or replacement of, outside auditors.

•

Ensure receipt from outside auditors of a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard I.

•

Actively engage in a dialog with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

•

Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

•

Review and approve the fees to be paid to the outside auditor.

Notwithstanding the foregoing, the outside auditors shall be ultimately accountable to the Board and the Committee, as representatives of shareholders. The Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

E.  Conflict of Interest Transactions.  The Committee shall:

•

Review potential conflict of interest situations, including transactions between the Company and its officers, directors and significant shareholders not in their capacities as such;

•

Make recommendations to the Board regarding the disposition of conflict of interest transactions in accordance with applicable law.

II.  Membership Requirements

•

The Audit Committee (the “Committee”) shall consist of at least three directors chosen by the Board of Directors (the “Board”).

•

Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

•

At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.

III.  Structure and Powers

•

The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

•

The Committee Chairperson shall review and approve an agenda in advance of each meeting.

•

The Committee shall meet at least twice annually, or more frequently as circumstances dictate.

•

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

•

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

•

The Committee shall possess the power to conduct any investigation appropriate to fulfilling its responsibilities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Corporate Policies.

APPENDIX B

ARTICLES OF AMENDMENT

OF

ABLEAUCTIONS.COM, INC.

Pursuant to Sections 607.1003, 607.1006 and 607.10025 of the Florida Business Corporation Act, ABLEAUCTIONS.COM, INC., a Florida corporation (the "Corporation"), DOES HEREBY CERTIFY AND ADOPT THESE ARTICLES OF AMENDMENT:

FIRST:  The Board of Directors of the Corporation, acting by consent in lieu of a special meeting, duly authorized and adopted these amendments to the Articles of Incorporation of the Corporation on May 5, 2003, and the shareholders of the Corporation, acting at an annual meeting of the shareholders, duly authorized and adopted these amendments on July 15, 2003, pursuant to Sections 607.1003, 607.1006 and 607.10025 of the Florida Business Corporation Act.

SECOND:  The number of shares of common stock subject to the share combination effected in this amendment is (as determined by the Board of Directors) shares and the number of shares of common stock that will result from the share combination is (as determined by the Board of Directors).

THIRD:  The Articles of Incorporation of this Corporation are amended by changing ARTICLE IV so that, as amended, ARTICLE IV shall read as follows:

ARTICLE IV

The capital stock of the Corporation shall consist of One Hundred Million (100,000,000) shares of common stock, with a par value of $0.001 per share.  The (number of shares issued and outstanding on date of action) shares of issued and outstanding common stock of the Corporation, with a par value of $0.001, either issued and outstanding or held by the Corporation as treasury stock, shall be automatically reclassified and changed (without any further act) into (as determined by the Board of Directors in accordance with the authorization and approval received from the stockholders) fully-paid and non-assessable shares of common stock of the Corporation, with a par value of $0.001.

FIFTH:  This amendment shall be effective at 5:00 p.m. (Eastern Standard Time) on July ___, 2003.

DATED this ___ day of _____________________.

By:

__________________________________

Abdul Ladha

Title:

President

ABLEAUCTIONS.COM, INC.

1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8

(604)-521-3369

PLEASE VOTE AND

FAX YOUR VOTE TO: (604)-521-4911

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ableauctions.com, Inc. (the “Company”) hereby appoints ABDUL LADHA and BARRETT SLEEMAN, and each of them, as the attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Tuesday, July 15, 2003 at 10:00 a.m. at 1000 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1S8, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

PROPOSAL 1 – Election of Directors:  (Check one only)

[  ] FOR all four nominees listed below

[  ] WITHHOLD AUTHORITY to vote for all four nominees for director listed below

[  ] FOR all four nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.

   (Nominees: Abdul Ladha, Barrett Sleeman, Dr. David Vogt, Michael Boyling)

PROPOSAL 2 – The ratification of the selection of Cinnamon Jang Willoughby as independent auditor of the Company for the fiscal year ending December 31, 2003.

[  ] FOR

[  ] AGAINST

[  ] ABSTAIN

PROPOSAL 3 – The approval of the Share Combination.

[  ] FOR

[  ] AGAINST

[  ] ABSTAIN

PROPOSAL 4—The approval of an increase in the number of shares of common stock in the Ableauctions.com, Inc. 1999 Stock Option Plan.

[  ] FOR

[  ] AGAINST

[  ] ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders(s).  If no direction is made, this proxy will be voted “FOR” the nominees of the Board of Directors in the election of directors, “FOR” the proposal to ratify the selection of Cinnamon Jang Willoughby as our independen t  auditor, “FOR” the Share Combination and “FOR” the increase in the number of shares of common stock in the Ableauctions.com, Inc. 1999 Stock Option Plan.  This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

Dated:  _______________________________, 2003

__________________________________________

(Stockholder’s Signature)

__________________________________________

(Stockholder’s Signature)

Note:  Please mark, date and sign this proxy card and return it in the enclosed envelope.  Please sign as your name appears hereon.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.